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EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-109902 on Form S-3 of Primus Telecommunications Group, Incorporated and subsidiaries of our report dated February 27, 2003 (August 28, 2003 as to the effects of the adoption of Statement of Financial Accounting Standard (SFAS) No. 145 described in Note 2), which report expresses an unqualified opinion and includes an explanatory paragraph referring to the adoption of SFAS No. 142, "Goodwill and Other Intangible Assets," effective January 1, 2002, and SFAS No. 145, "Rescission of FASB Statements No. 4, 44, and 64, amendment of FASB Statement No. 13, and Technical Corrections," effective January 1, 2003, appearing in Primus Telecommunications Group, Incorporated's Current Report on Form 8-K, as filed with the Securities and Exchange Commission on September 5, 2003. We also consent to the reference to us under the heading "Selected Financial Data" and "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP

McLean, Virginia
January 30, 2004

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INDEPENDENT AUDITORS' CONSENT